POWER OF ATTORNEY
       Know all by these present that the undersigned hereby constitutes and appoints each of LISA D. EARNHARDT, JERYL L. HILLEMAN, DAVID A. LEHMAN and MATTHEW B. HEMINGTON, signing individually, the undersigneds true and lawful attorneys-in fact and agents to

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of Intersect ENT Inc. (the Company)

 (a) Forms 3, 4 and 5 (including any amendments thereto) in accordance with
Section 16(a) of the
Securities Exchange Act of 1934, as amended (the Exchange Act)
 and the rules thereunder and a
b) Form ID, Uniform Application for Access Codes to File on EDGAR

 (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to execute such Forms 3, 4 or 5 or Form ID (including any amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority and

(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned,
it being understood that the documents
executed by such attorney-in-fact on behalf of the undersigned pursuant to this
 Power of Attorney
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
 attorney-in-fact, or
such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the
rights and powers
herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact,
in serving in such
capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Exchange Act.


This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds
holdings of
and transactions in securities issued by the Company,
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c)
as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or Cooley LLP.

       IN WITNESS WHEREOF the undersigned has caused this Power of
 Attorney to be
 executed as of July 28, 2017.
/s/ Drake R. Parker
Drake R. Parker